Exhibit 99

                                                               [LOGO] BUSH
                                                                      INDUSTRIES

FROM:    Jeffrey O'Keefe
         The Global Consulting Group
         (646) 284-9423

COMPANY  Donald Hauck, Sr. Vice President
CONTACT: (716) 665-2510 Ext. 3509

                 BUSH INDUSTRIES REPORTS SECOND QUARTER RESULTS

JAMESTOWN, N.Y. - August 5, 2003--Bush Industries, Inc. (NYSE: BSH), a diversified global furniture manufacturer and leading supplier of surface technologies, released its second quarter financial results for the period ended June 28, 2003.

Net sales for the second quarter decreased approximately 10.3 percent to $70.8 million compared with $78.9 million in last year's second quarter. Net income was $101,000, or $0.01 per diluted share, compared with net income of $541,000, or $0.04 per diluted share in the same quarter for the previous year. Included in the 2003 second quarter results was a charge of $488,000 net of income taxes ($725,000 pre-tax), or $0.035 per diluted share, which was taken as part of the Company's cost reduction initiative to adjust Bush Furniture North America's capacity and lower ongoing operating costs across all divisions.

For the first half of 2003, net sales were $145.7 million compared with $167.3 million in the same period last year. The Company reported a net loss of $13.0 million, or $0.94 per diluted share for the 2003 six-month period, compared with a net loss of $764,000, or $0.05 per diluted share last year. The 2003 six month results include a charge of approximately $10.8 million net of income taxes ($16.1 million pre-tax), or $0.78 per diluted share associated with its cost reduction initiatives. The 2002 six month results include a charge for the cumulative effect of accounting change of approximately $2.4 million or $0.17 per diluted share for the impairment of goodwill attributed to the Company's German operations.

Long-term debt increased by $2.7 million to $114.5 million, compared with $111.8 million at the end of the 2003 first quarter primarily due to the costs connected with the Company's restructuring initiative and the currency exchange impact on Bush's Euro-denominated debt.

"The North American furniture market continued to be soft throughout the second quarter, as order patterns from our retail partners remained cautious. At the same time, our European sales were stronger than anticipated, due to the previously announced expansion in distribution. Ongoing cost reduction efforts included a reduction in certain fringe benefit programs on a Company-wide basis and the consolidation of our RTA operations into the Jamestown, NY facilities. These steps are part of an overall focus to streamline our operations while strengthening our flexibility in the marketplace," commented Paul Bush, Chairman and Chief Executive Officer of Bush Industries.

Select highlights by division:

      o     Bush Furniture North America (BF):

            1. We continue to gain momentum from our diversification strategy by entering the casegoods home furnishings market under the brand name Eric Morgan. Several of the top 100 home furnishings retailers are adding this line to their Fall retail floor space.

            2. The previously announced rollout of a major commercial office furniture initiative with one office superstore is expected to be in place by September. Additionally, our promotional product offerings with this customer continue to generate favorable order patterns. Also, during the third quarter, we plan to roll out significant other new product programs with our major office superstore retail partners.

            3. Our new major commercial office product line, Techno, which has a European design look and is ergonomically friendly, has been well received in the market. We continue to gain additional new floor placements and our rollouts to major wholesalers and dealer showrooms should be completed by late in the third quarter.

            4. We have also secured additional business from the electronic original equipment manufacturers (OEM's), and we expect to begin to ship product to them in August.

      o     Bush Furniture Europe (BFE):

            1. Our rollout of new products in the office superstore channel is tracking in line with our expectations. With the recent acquisitions made by our office superstore retail partners in Europe, we feel that leveraging our relationships with these key accounts will afford us additional opportunities for further growth.

            2. A second phase of our ongoing cost reduction program is planned to be implemented in the third and fourth quarters. It will consolidate four operating facilities into three, eliminate a leased warehouse and further reduce our workforce.

            3. There has been no change in the soft economic conditions in Europe, especially Germany. As a result, even though our sales are expected to reflect year-over-year positive gains, additional plant downtime is scheduled for the third and fourth quarters, in addition to the usual vacation shutdown. These efforts are intended to balance our sales, production and inventory levels to the current economic reality and will negatively impact our earnings in both the third and fourth quarters of this year.

            Bush Technologies (BT):

            1. Second half sales performance should approximate breakeven levels and is expected to be fueled by further gains in the cell phone face plate aftermarket. Products that utilize our Just-in-Time fashion process are now being shipped to a major cell phone manufacturer for their Fall N.F.L. team logo program.

            2. In the third quarter we anticipate further gains from other OEM cell phone programs and additional new products and licensing programs that expand our franchise in the decoration of sporting goods, firearms and all terrain vehicles (ATV's).

Guidance for Remainder of 2003

"The Company currently expects sales in the third quarter to be in a range of $78.0 million to $82.0 million, softer than originally anticipated, and expects a fully diluted EPS loss of $0.05 to $0.10. This would include approximately $0.05 per diluted share for expenses associated with our cost reduction initiative, and $0.02 per diluted share for costs associated with developing a new banking agreement. Additionally, the loss reflects the impact of the reduced production levels in Germany. While we remain cautious near term, fourth quarter sales are expected to improve sequentially and diluted EPS is anticipated to be positive," concluded Paul Bush.

Conference Call

The management of Bush will host a conference call on Wednesday, August 6, 2003 at 10:00 a.m. ET to discuss second quarter results. Those who wish to participate on the conference call may do so by calling the toll-free number
(888) 913-9969 approximately 15 minutes prior to the 10:00 a.m. ET starting time. A replay of the call in its entirety will be available by telephone for seven days following completion of the live call, at (800) 839-2216. The password for the live call and the replay is 2874 and the leader's name is Don Hauck.

The conference call will also be webcast simultaneously over the Internet through Investor Broadcast Network's Vcall web site, which can be accessed at www.vcall.com, and will be rebroadcast by Vcall through Wednesday, August 13, 2003.

Additional financial and/or statistical information can be accessed at our web site, www.bushindustries.com listed under the "About Us - Press Release" section.

Bush Industries, Inc. is a leading global manufacturer of ready-to-assemble furniture, casegoods furniture, and a supplier of surface technologies. The Company operates its business in three segments: Bush Furniture North America, which concentrates on furniture for the commercial office, home office, home entertainment, bedroom and other home furnishings distributed by leading retailers; Bush Furniture Europe, which sells commercial, home office and other furnishings in the European market; and Bush Technologies, which is focused on the cell phone accessories after-market, as well as the utilization of surface technologies in diverse applications such as automotive interiors, cosmetics, sporting goods and consumer electronics. Bush operates several manufacturing and warehouse facilities throughout North America and Europe.

                                 -Tables Follow-

BUSH INDUSTRIES REPORTS SECOND QUARTER RESULTS

BUSH INDUSTRIES, INC. AND SUBSIDIARIES

Financial Highlights (Unaudited)

The following data sets forth certain condensed consolidated statement of operations information for the second quarter and six-month period of 2003 and 2002:

                                                For the Three Months Ended                     For the Six Months Ended
                                               ----------------------------                  ----------------------------
                                               6/28/03              6/29/02                  6/28/03              6/29/02
                                               -------              -------                  -------              -------
                                                                  (In Thousands Except Per Share Data)
Net Sales                                      $70,831              $78,929                 $145,693             $167,261
Costs and Expenses:
     Cost of Sales                              51,976               56,449                  117,268              120,124
     Selling, General, and
       Administrative                           16,089               19,688                   35,516               40,782
     Interest                                    1,886                1,861                    3,649                3,586
     Restructuring                                 725                  -0-                    8,678                  -0-
                                               -------              -------                 --------             --------
                                                70,676               77,998                  165,111              164,492
Earnings (Loss) Before Income Taxes
  and Cumulative Effect of Accounting
  Change                                           155                  931                  (19,418)               2,769

Income Tax (Expense) Benefit                       (54)                (390)                   6,383               (1,135)
                                               -------              -------                 --------             --------
Earnings (Loss) Before Cumulative
  Effect of Accounting Change                      101                  541                  (13,035)               1,634

Cumulative Effect of Accounting
  Change                                           -0-                  -0-                      -0-               (2,398)
                                               -------              -------                 --------             --------

Net Earnings (Loss)                            $   101              $   541                ($ 13,035)               ($764)
                                               =======              =======                 ========             ========

Basic Earnings (Loss) Per Share:
    Before Cumulative Effect of
       Accounting Change                         $0.01                $0.04                   ($0.94)               $0.12
    Cumulative Effect of Accounting
       Change                                      -0-                  -0-                      -0-                (0.17)
                                               -------              -------                 --------             --------
    Net Earnings (Loss)                          $0.01                $0.04                   ($0.94)              ($0.05)
                                               =======              =======                 ========             ========

Diluted Earnings (Loss) Per Share:
    Before Cumulative Effect of
       Accounting Change                         $0.01                $0.04                   ($0.94)               $0.12
    Cumulative Effect of Accounting
       Change                                      -0-                  -0-                       -0-               (0.17)
                                               -------              -------                 --------             --------
Net Earnings (Loss)                              $0.01                $0.04                   ($0.94)              ($0.05)
                                               =======              =======                 ========             ========

Weighted Average Shares Outstanding:
    Basic                                       13,827               13,821                   13,828               13,799
    Diluted                                     13,827               14,120                   13,828               14,101

BUSH INDUSTRIES REPORTS SECOND QUARTER RESULTS

Other Sales and Earnings Information (In Thousands):

                                                                   For the Three Months Ended            For the Six Months Ended
                                                                   --------------------------          ----------------------------
                                                                    6/28/03           6/29/02           6/28/03             6/29/02
                                                                   --------          --------          ---------          ---------
Net Sales From External Customers:
  Bush Furniture North America                                     $ 49,448          $ 60,327          $ 104,558          $ 129,998
  Bush Furniture Europe                                              16,998            14,567             32,201             28,543
  Bush Technologies                                                   4,385             4,035              8,934              8,720
                                                                   --------          --------          ---------          ---------
Consolidated Net Sales                                             $ 70,831          $ 78,929          $ 145,693          $ 167,261
                                                                   ========          ========          =========          =========
Segment Earnings (Loss) Before Income
Taxes and Cumulative Effect of
Accounting Change:

  Bush Furniture North America                                     $    666          $  3,241          ($  1,598)         $   5,888
  Bush Furniture Europe                                                 557            (1,096)              (198)            (1,595)
  Bush Technologies                                                    (343)           (1,214)            (1,488)            (1,524)
                                                                   --------          --------          ---------          ---------
                                                                        880               931             (3,284)             2,769

Inventory Write Down Charge                                             -0-               -0-             (7,456)               -0-
Restructuring                                                          (725)              -0-             (8,678)               -0-
Consolidated Earnings (Loss)

  Before Income Taxes and
  Cumulative Effect of Accounting Change                           $    155          $    931          ($ 19,418)         $   2,769
                                                                   ========          ========          =========          =========

Certain Consolidated Balance Sheet Data (In Thousands):

                                                           6/28/03      12/28/02
                                                          --------      --------
Cash and Cash Equivalents                                 $  4,494      $  2,729
Trade Receivables                                           10,074        16,544
Inventories                                                 53,389        56,204
Total Current Assets                                        77,858        86,145
Property, Plant & Equipment (Net)                          190,174       196,922
Total Assets                                               296,306       310,105

Current Liabilities                                       $ 43,599      $ 51,344
Long-Term Debt                                             114,453       100,223
Total Liabilities                                          174,608       174,020
Stockholders' Equity                                       121,698       136,085
Total Liabilities and Stockholders' Equity                 296,306       310,105

Other Key Financial Data (In Thousands):


                                          For the Six Months Ended     For Full
                                          ------------------------   Year Ending
                                            6/28/03        6/29/02     12/28/02
                                            -------        -------   -----------

Depreciation and Amortization                9,599          9,944       20,053
Capital Expenditures                         1,314          3,112        5,533

BUSH INDUSTRIES REPORTS SECOND QUARTER RESULTS

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Forward-looking statements include statements regarding the intent, belief, projected or current expectations of the Company or its Officers (including statements preceded by, followed by or including forward-looking terminology such as "may," "will," "should," "believe," "expect," "anticipate," "estimate," "continue" or similar expressions or comparable terminology), with respect to various matters. The Company cannot guarantee future results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices, and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). Copies of the Company's SEC filings are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

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